                             RESTATED ARTICLES OF INCORPORATION
                                               OF
                                 LIVINGSTON ENTERPRISES, INC.


Jerrold Livingston and Steven M. Willens certify that:

1. They are the duly elected and acting President and Chief Financial Officer, respectively of Livingston Enterprises, Inc., a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read in full as follows:


                                      ARTICLE I

                           The name of this corporation is:

                             Livingston Enterprises, Inc.


                                      ARTICLE II

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      ARTICLE III


     (a) The corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is five million (5,000,000) and the number of shares of Common Stock authorized to be issued is ten million (10,000,000).

     (b) The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                      ARTICLE IV


     (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

     (c) Any amendment, repeal or modification of any provision of this
     Article IV shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

3. The foregoing Amendment and Restatement of Article of Incorporation has been duly approved by the Board of Directors of the corporation.

4. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
     Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 675,000 (Common Stock). The number of shares voting in favor of the Amendment and Restatement exceeded the vote required, such vote being unanimous.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


     Dated:      6/8/94
           -----------------


                                             /s/ Jerrold Livingston
                                             --------------------------------
                                             Jerrold Livingston


                                              /s/ Steven M. Willens
                                              --------------------------------
                                              Steven M. Willens

                         CERTIFICATE OF CORRECTION
                                 OF THE
                     RESTATED ARTICLES OF INCORPORATION
                                   OF
                       LIVINGSTON ENTERPRISES, INC.


     Steven M. Willens and Richard J. Godfrey certify that:

     1. They are the President and the Assistant Secretary, respectively, of Livingston Enterprises, Inc., a California corporation.

     2. Article III, Section (a) of said Restated Articles of Incorporation of LIVINGSTON ENTERPRISES, INC., as corrected, should read as follows:

     (a) The corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is five million (5,000,000) and the number of shares of Common Stock authorized to be issued is ten million (10,000,000). UPON THE FILING OF THIS AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION, EACH OUTSTANDING SHARE OF COMMON STOCK SHALL BE SPLIT AND CONVERTED INTO SIX (6) SHARES OF COMMON STOCK.

     3. This Certificate of Correction does not in any way alter the wording or intent of any resolution or written consent which was in fact adopted by the Board of Directors or Shareholders of this corporation.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Correction are true and correct of our own knowledge.


Dated: March 25, 1996
      ---------------
                                       /s/ Steven M. Willens
                                       --------------------------------------
                                       Steven M. Willens, President


                                       /s/ Richard J. Godfrey
                                       ---------------------------------------
                                       Richard J. Godfrey, Assistant Secretary

                                  CERTIFICATE OF AMENDMENT
                                             OF
                                  ARTICLES OF INCORPORATION


     Steven M. Willens and Dr. Ronald H. Willens certify that:

     1. They are the President and the Secretary, respectively, of Livingston Enterprises, Inc., a California corporation.

     2. Article III is deleted in its entirety and hereby amended to read as follows:

                                         ARTICLE III

          This corporation is authorized to issue only one class of shares of capital stock (Common Stock); and the total number of shares which this corporation is authorized to issue is thirty million (30,000,000). Upon amendment of this Article III to read as herein set forth, each outstanding share of Common Stock is split and converted into three (3) shares of Common Stock.

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment has been duly approved by the required vote of Shareholders in accordance with Section 902 of the California Corporations Code. The corporation has only one class of shares outstanding and the number of outstanding shares is 4,057,100. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.


Dated:     3/5/96
      --------------

                                              /s/ Steven M. Willens
                                              --------------------------------
                                              Steven M. Willens, President


                                              /s/ Ronald H. Willens
                                              --------------------------------
                                              Dr. Ronald H. Willens, Secretary